                                                                    EXHIBIT 11.1



Consolidated Financial Statements

                       Sykes Enterprises, Incorporated
                Computation of Pro Forma Net Income Per Share



                                                                           Five months                       Six months ended
                                                 Years ended July 31,         ended      Year ended          ----------------
                                                 --------------------      December 31,  December 31,      July 2,      June 30,
                                                 1993           1994           1994          1995           1995          1996
                                                 ----           ----           ----          ----           ----          ----
Pro forma net income                             $758,170       $470,023        $10,935   $ 1,330,946       $606,826    $2,624,570
                                              ===========    ===========    ===========   ===========    ===========   ===========

PRIMARY:

Common Shares                                  15,030,000     15,030,000     15,030,000    15,030,000     15,030,000    16,653,064
Convertible prefered shares                       448,029        448,029        448,029       448,029        448,029             0
Stock option plans:
  Shares under option at year end                 762,000        762,000        762,000       762,000        762,000       978,160
  Treasury Shares which could be purchased       (287,867)      (287,867)      (287,867)     (287,867)      (287,867)     (294,168)
                                              -----------    -----------    -----------   -----------    -----------   -----------
Pro forma weighted average common and common
  equivalent shares outstanding                15,952,162     15,952,162     15,952,162    15,952,162     15,952,162    17,337,056
                                              ===========    ===========    ===========   ===========    ===========   ===========

Pro forma net income per share                      $0.05          $0.03          $0.00         $0.08         $0.04          $0.15
                                              ===========    ===========    ===========   ===========    ===========   ===========
FULLY DILUTED:

Common Shares                                  15,030,000     15,030,000     15,030,000    15,030,000     15,030,000    16,653,064
Convertible prefered shares                       448,029        448,029        448,029       448,029        448,029             0
Stock option plans:                                                                                                         47,664
  Shares under option at year end                 762,000        762,000        762,000       762,000        762,000       978,160
  Treasury Shares which could be purchased       (287,867)      (287,867)      (287,867)     (287,867)      (287,867)     (294,168)
                                              -----------    -----------    -----------   -----------    -----------   -----------
Pro forma weighted average common and common
  equivalent shares outstanding                15,952,162     15,952,162     15,952,162    15,952,162     15,952,162    17,384,720
                                              ===========    ===========    ===========   ===========    ===========   ===========

Pro forma net income per share                      $0.05          $0.03          $0.00         $0.08          $0.04         $0.15
                                              ===========    ===========    ===========   ===========    ===========   ===========



Supplemental Consolidated Financial Statements

                       Sykes Enterprises, Incorporated
                Computation of Pro Forma Net Income Per Share



                                                                           Five months                       Six months ended
                                                 Years ended July 31,         ended      Year ended          ----------------
                                                 --------------------      December 31,  December 31,      July 2,      June 30,
                                                 1993           1994           1994          1995           1995          1996
                                                 ----           ----           ----          ----           ----          ----
Pro forma net income                             $720,611       $594,592      ($178,999)   $2,224,085       $879,465    $3,588,500
                                              ===========    ===========    ===========   ===========    ===========   ===========

PRIMARY:

Common Shares                                  15,951,819     15,951,819     15,951,819    15,951,819     15,951,819    17,574,882
Convertible prefered shares                       448,029        448,029        448,029       448,029        448,029             0
Stock option plans:
  Shares under option at year end                 762,000        762,000        762,000       762,000        762,000       978,160
  Treasury Shares which could be purchased       (287,867)      (287,867)      (287,867)     (287,867)      (287,867)     (294,168)
                                              -----------    -----------    -----------   -----------    -----------   -----------
Pro forma weighted average common and common
  equivalent shares outstanding                16,873,981     16,873,981     16,873,981    16,873,981     16,873,981    18,258,874
                                              ===========    ===========    ===========   ===========    ===========   ===========

Pro forma net income per share                      $0.04          $0.04         $(0.01)        $0.13          $0.05         $0.20
                                              ===========    ===========    ===========   ===========    ===========   ===========


FULLY DILUTED:

Common Shares                                  15,951,819     15,951,819     15,951,819    15,951,819     15,951,819    17,574,882
Convertible prefered shares                       448,029        448,029        448,029       448,029        448,029             0
Stock option plans:
  Shares under option at year end                 762,000        762,000        762,000       762,000        762,000       978,160
  Treasury Shares which could be purchased       (287,867)      (287,867)      (287,867)     (287,867)      (287,867)     (246,504)
                                              -----------    -----------    -----------   -----------    -----------   -----------
Pro forma weighted average common and common
  equivalent shares outstanding                16,873,981     16,873,981     16,873,981    16,873,981     16,873,981    18,306,538
                                              ===========    ===========    ===========   ===========    ===========   ===========

Pro forma net income per share                      $0.04          $0.04         $(0.01)        $0.13          $0.05         $0.20
                                              ===========    ===========    ===========   ===========    ===========   ===========